UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2026

ESG Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-259772	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd. Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	267-467-5871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2026, ESG Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Monroe SPA”) with Monroe Street Capital Partners, LP (the “Monroe Investor”), pursuant to which the Company issued a convertible promissory note in the principal amount of $110,000 in exchange for $100,000 in gross proceeds (the “Monroe Note”) and issued a common stock purchase warrant to purchase 18,333 shares of the Company’s common stock at an exercise price of $6.00 per share (the “Monroe Warrant”).

On March 9, 2026, the Company entered into a Securities Purchase Agreement (the “Crom SPA”) with Crom Structured Opportunities Fund I, LP (the “Crom Investor”), pursuant to which the Company issued a convertible promissory note in the principal amount of $110,000 in exchange for $100,000 in gross proceeds (the “Crom Note”) and issued a common stock purchase warrant to purchase 18,333 shares of the Company’s common stock at an exercise price of $6.00 per share (the “Crom Warrant”).

The Notes bear interest and mature twelve months from issuance. Subject to the terms and conditions of the Notes, the Notes are convertible into shares of the Company’s common stock at a conversion price equal to the 90% of the lowest closing bid price of the Common Stock on Principal Market during the ten (10) Trading Day period immediately preceding the respective Conversion Date. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Monroe SPA, Monroe Note, Monroe Warrant, Crom SPA, Crom Note and Crom Warrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Convertible Notes represent indebtedness of the Company.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item. The Purchasers are an accredited investors (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities, we relied on the exemption from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) thereunder because the securities were issued in a transaction not involving a public offering and for investment only, not with a view to distribution.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2026, John Wallace and Cathy Fleming each resigned from the Board of Directors of the Company and all committees thereof, effective immediately. The Company understands that neither resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

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Following the resignations, the Board reconstituted its committees as follows: the Audit Committee is comprised of Mark Hemmann (Chair) and Neal Naito; the Compensation Committee is comprised of Neal Naito (Chair) and Mark Hemmann; and the Nominating and Corporate Governance Committee is comprised of Neal Naito (Chair) and Mark Hemmann.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 6, 2026, by and between ESG Inc. and Monroe Street Capital Partners, LP
10.2	Convertible Promissory Note, dated March 6, 2026 (Monroe Note)
10.3	Common Stock Purchase Warrant, dated March 6, 2026 (Monroe Warrant)
10.4	Securities Purchase Agreement, dated March 9, 2026, by and between ESG Inc. and Crom Structured Opportunities Fund I, LP
10.5	Convertible Promissory Note, dated March 9, 2026 (Crom Note)
10.6	Common Stock Purchase Warrant, dated March 9, 2026 (Crom Warrant)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi Yang
Zhi Yang
CEO

Date: March 12, 2026

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